EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-269425 and 333-264882) on Form S-8 and (No. 333-268275 and 333-275667) on Form S-3 of our report dated March 12, 2024, with respect to the consolidated financial statements of P10, Inc..

/s/ KPMG LLP

Chicago, Illinois March 12, 2024